SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 1, 2003

QORUS.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-27551	65-0358792
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

190 South LaSalle Street

Suite 1710

Chicago, Illinois 60603

(Address of Principal Executive Offices)(Zip Code)

(312) 419-0077

(Registrant’s telephone number, including area code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On March 1, 2003, King Griffin & Adamson P.C. resigned to allow its successor entity, KBA Group LLP, to be engaged as Qorus.com’s independent public accountants. King Griffin & Adamson P.C. has not issued any reports regarding the financial statements of Qorus.com, Inc. (“Qorus.com”) because Qorus.com engaged King Griffin & Adamson P.C. as its independent accountants on February 11, 2003.

Qorus.com has requested that King Griffin & Adamson P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated March 6, 2003, is filed as Exhibit 16.1 herewith.

On March 1, 2003, Qorus.com engaged KBA Group LLP as its new independent accountants. Qorus.com’s board of directors will ratify management’s decision to engage KBA Group LLP as its new independent public accountants. As KBA Group LLP is a successor entity to King Griffin & Adamson P.C., the section addressing consultation of the newly engaged independent public accountants is not applicable.

Quorus.com has allowed KBA Group LLP to review this Form 8-K before it was filed with the Securities and Exchange Commission. KBA Group LLP has not furnished Quorus.com with a clarification or disagreement with the information set forth herein.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

16.1	Letter Regarding Change in Certifying Accountant from King Griffin & Adamson P.C.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 7, 2003

QORUS.COM, INC.

By:	/s/ Thomas C. Ratchford
Thomas C. Ratchford Chief Financial Officer